Exhibit 10.2
COLEMAN HIGHLINE
THIRD AMENDMENT TO OFFICE LEASE
THIS THIRD AMENDMENT TO OFFICE LEASE (this "Third Amendment") is made and entered into as of June 4, 2020 (the "Third Amendment Effective Date"), by and between CAP OZ 34, LLC, a Delaware limited liability company ("Landlord"), and ROKU, INC., a Delaware corporation ("Tenant").
R E C I T A L S :
A.    Reference is hereby made to that certain Office Lease dated as of August 1, 2018 between Landlord and Tenant (the "Original Lease"), as amended by that certain First Amendment to Office Lease dated as of November 14, 2018 (the "First Amendment"), and that certain Second Amendment to Office Lease dated as of April 30, 2019 (the "Second Amendment"), and as supplemented by that certain Notice of Lease Term Dates dated as of March 11, 2020 (the "Notice of Lease Term Dates", and, together with the Original Lease, First Amendment, and Second Amendment, collectively, the "Existing Lease").
B.    Pursuant to the Existing Lease, Tenant is currently leasing from Landlord a total of 380,951 RSF, as further set forth in Exhibit A to the Existing Lease, consisting of (i) the entirety of the 194,790 RSF of that certain six (6)-story building ("Building 3") located at 1173 Coleman Avenue, San Jose, California 95110, (ii) the entirety of the 163,272 RSF of that certain five (5)-story building ("Building 4") located at 1167 Coleman Avenue, San Jose, California 95110 and (iii) the entirety of the 22,889 RSF of that certain three (3)-story amenities building ("Building A2") located at 1161 Coleman Avenue, San Jose, California 95110. Building 3, Building 4, and Building A2 are collectively referred to herein as the "Buildings."
E.    Landlord and Tenant now desire to amend the Existing Lease to, among other things, (i) increase the amount of the Tenant Improvement Allowance with respect to the portion of the Premises located in Building 4, (ii) extend the date by which Tenant must utilize the Tenant Improvement Allowance attributable to the portion of the Premises located in Building 4; and (iii) modify various other terms and provisions of the Existing Lease, all as hereinafter provided.
A G R E E M E N T
NOW THEREFORE, in consideration of the foregoing recitals (which are hereby incorporated herein by this reference) and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Existing Lease unless expressly superseded by the terms of this Third Amendment.
2.Tenant Improvement Allowance. Notwithstanding any provision to the contrary contained in the Existing Lease, including, without limitation, Section 2.1 of the Tenant Work Letter attached to the Original Lease as Exhibit B (the "Work Letter"), the Tenant Improvement Allowance attributable to the Building 4 Premises (originally, a total of Thirteen Million Four Hundred Sixty-Nine Thousand Nine Hundred Forty and 00/100 Dollars ($13,469,940.00), based on $82.50 per RSF of the Building 4 Premises) shall be increased by an amount equal to One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00), such that the revised aggregate Tenant Improvement Allowance attributable to the Building 4

COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Building 3, 4 and A2 Roku, Inc.

Premises shall be an amount equal to Fourteen Million Nine Hundred Sixty-Nine Thousand Nine Hundred Forty and 00/100 Dollars ($14,969,940.00) (the "Revised Building 4 Tenant Improvement Allowance"), provided that such Revised Building 4 Tenant Improvement Allowance shall be disbursed solely for (i) Tenant Improvement Allowance Items relating to the Building 4 Premises or the Base Building, (ii) Skybridge Work Costs, and (iii) the Landlord Supervision Fee.
3.Building 4 Premises TIA Deadline. The final sentence of Section 2.1 of the Work Letter, as amended by Section 2 of the Second Amendment, is hereby deleted in its entirety and replaced with the following: "Any unused portion of the portion of the Tenant Improvement Allowance attributable to the Building 4 Premises remaining as of August 5, 2020 shall remain with Landlord, and Tenant shall have no further right thereto."
4.Condition of the Premises. Landlord and Tenant acknowledge and agree that (i) with respect to the Building A2 Premises, the Delivery Condition was satisfied and the Delivery Date occurred on October 7, 2019, (ii) with respect to the Building 3 Premises, the Delivery Condition was satisfied and the Delivery Date occurred on October 7, 2019, (iii) with respect to the Building 4 Premises, the Delivery Condition was satisfied and the Delivery Date occurred on October 23, 2019, (iv) the Final Condition Date has occurred for each portion of the Premises, and (v) except for disbursement of any undisbursed Tenant Improvement Allowance (including the Revised Building 4 Tenant Improvement Allowance), Landlord is not obligated to provide or pay for any improvement work or services related to the satisfaction of the Delivery Condition and/or the Final Condition. In connection with the foregoing, Tenant hereby waives any and all claims at law or in equity with respect to Landlord's failure to achieve Delivery Condition or Final Condition for any portion of the Premises prior to after any particular date, and Tenant expressly waives the provisions of California Civil Code Section 1542, which provides:
"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY."
Tenant acknowledges that it has received the advice of legal counsel with respect to the aforementioned waiver and understands the terms thereof.
5.Governing Law. This Third Amendment shall be governed by, construed and enforced in accordance with the laws of the State of California.
6.Counterparts. This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together will constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Third Amendment attached thereto. Landlord and Tenant agree that electronic signatures, including those delivered by PDF or signed through the electronic signature system known as "DocuSign", shall have the same effect as originals. All parties to this Third Amendment waive any and all rights to object to the enforceability of this Third Amendment based on the form or delivery of signature.
7.Effect of Third Amendment. Except as amended and/or modified by this Third Amendment, the Existing Lease is hereby ratified and confirmed and all other terms of the

2	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Building 3, 4 and A2 Roku, Inc.

Existing Lease shall remain in full force and effect, unaltered and unchanged by this Third Amendment. In the event of any conflict between the provisions of this Third Amendment and the provisions of the Existing Lease, the provisions of this Third Amendment shall prevail. Whether or not specifically amended by the provisions of this Third Amendment, all of the terms and provisions of the Existing Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Third Amendment.
[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

3	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Building 3, 4 and A2 Roku, Inc.

IN WITNESS WHEREOF, the parties have caused this Third Amendment to be duly executed by their duly authorized representatives as of the Third Amendment Effective Date.

LANDLORD"
CAP OZ 34, LLC
a Delaware limited liability company
By:    CAP OZ I, LLC,
a Delaware limited liability company
Its:    Sole Member
By:     HS Airport 2, LLC,
a California limited liability company
Its:     Manager
By:    /s/ Derek K. Hunter, Jr.________
Name:     Derek K. Hunter, Jr.
Its:    Member

"TENANT"
Roku, Inc.
a Delaware corporation

By:    /s/ Sandra V. Ladao
Name:    Sandra V. Ladao
Its:    VP, Real Estate and Facilities

4	COLEMAN HIGHLINE 1173, 1167 & 1161 Coleman Avenue Building 3, 4 and A2 Roku, Inc.